Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
david.pendery@ihs.com	andy.schulz@ihs.com
+1 303 305 8021	+1 303 397 2969

IHS announces that Ron Mobed, formerly co-president and co-chief operating officer, will be leaving the company

Company reaffirms 2008 revenue and adjusted EBITDA guidance; updates 2009 guidance

ENGLEWOOD, Colo. (December 1, 2008) — IHS Inc. (NYSE:IHS), a leading global source of critical information and insight, today announced that IHS Co-President and Co-Chief Operating Officer Ron Mobed will be leaving the company after a six-month transition period.  During this time, he will serve as Vice Chairman of IHS reporting to Jerre Stead, IHS chairman and CEO, in an advisory capacity.

Jeff Tarr, formerly co-president and co-chief operating officer, will now assume the role of president and chief operating officer of IHS reporting to Stead.  All other members of the senior management team remain in their roles as well.

The co-president and co-chief operating officer structure announced in November 2007 was critical to the evolution of IHS and served the company well over the last 12 months.  This structure enabled the unification of two separate IHS organizations into one company, serving all global and regional customers with the full depth and breadth of IHS critical information and insight products and services. The bulk of the work in creating this unified, global structure, as well as the new regional management and reporting segments, complemented by the four domain teams, is substantially complete.

“Jeff and Ron, working together, successfully led the unification of the company’s global business, completed the transition to a regional operating structure, and delivered solid financial results,” Stead said.  “They exceeded the goals and timeline for this transition, and we thank them both for their commitment and performance in this role over the past year. IHS is now well positioned to be managed effectively with one president and COO going forward. We thank Ron for his many accomplishments, his commitment and for his extensive contributions to IHS and we wish him great success in the future.”

Mobed has been integral to many of the major initiatives undertaken by IHS.  He led the acceleration of profitable growth in the former Energy segment, both organically and through strategic acquisitions.  He also played a significant role in the successful initial public offering of the company, and helped to communicate the full range of the company’s capabilities in the energy sector.

“IHS has continued to strengthen its management team across the business as it has delivered profitable growth, both organically and through strategic acquisitions,” Stead stated. “We believe that our top executive succession needs will be filled internally from this talented, experienced and capable group of executives.”

Outlook (forward-looking statement)

IHS completed its fiscal year on November 30, 2008 and had previously given guidance for the full year on its September 18 earnings conference call.  Despite the significant strengthening of the U.S. dollar, IHS is on track with its previously announced guidance for 2008 of all-in revenue growth of 21 to 23 percent and all-in adjusted EBITDA growth of 31 to 33 percent.  To reflect the continued strengthening of the U.S. dollar, the company is adjusting 2009 all-in revenue growth guidance to 16 to 18 percent from 19 to 21 percent, but maintaining adjusted EBITDA growth guidance at 21 to 24 percent.  The company expects to report its 2008 results according to its normal schedule in mid-January 2009.

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About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted data and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security and Environment. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs approximately 3,800 people in 20 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.  Copyright © 2008 IHS Inc.  All rights reserved.

IHS FORWARD-LOOKING STATEMENTS: This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.